TRANS-LUX CORPORATION

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the materials referred to therein relating to the distribution of non-transferable subscription rights (the “Rights”) to purchase shares of common stock (the “Common Stock”), par value $0.001 per share, of Trans-Lux Corporation (the “Company”).

This will instruct you whether to exercise Rights for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus dated [●], related to the rights offering (the “Prospectus”).

I (we) hereby instruct you as follows:

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.	☐	Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

Basic Subscription Right

I exercise		x	1	=
	(no. of Rights)		(ratio)		(no. of new shares, rounded down to nearest whole share)
Therefore, I apply for		x	$1.00	=	$
	(no. of new whole shares)		(subscription price)		(amount enclosed)

Over-Subscription Right

Instruction:  If you fully exercise your Basic Subscription Rights and wish to subscribe for additional shares, you may exercise your Over-Subscription Right subject to allocation as described in the Prospectus.

I apply for		x	$1.00	=	$
	(no. of whole shares)		(subscription price)		(additional amount enclosed)

Total Payment Required (sum of Basic plus Over-Subscription amounts): $__________.

I am (we are) making the total payment required in the following manner:

Box 3.	☐	Payment in the following amount is enclosed $____________________.

Box 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account: _________________________

Account No.: _________________________

Amount to be deducted: $_________________________

(The total of the amounts reflected in Boxes 3 and 4 must equal the “Total Payment Required” specified above.)

_____________________________________________________________________________________

I (we) on my (our) behalf, or on behalf of any person(s) on whose behalf, or under whose direction, I am (we are) signing this form:

☐         represent and warrant that I am a (we are) resident(s) of the United States of America or, if I am (we are) not, I (we) have provided evidence satisfactory to the Company that the exercise of my (our) Rights does not violate the laws of my (our) jurisdiction;

☐         irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms and subject to the conditions set forth in the Prospectus; and

☐         agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available under law.

Name(s) of beneficial owner(s):* _____________________________________

Signature(s) of beneficial owner(s):* ___________________________________

* When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally.

Address (including Zip Code):
Telephone Number:

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